UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

LCC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21213 (Commission File Number)	54-1807038 (IRS Employer Identification Number)

7925 Jones Branch Drive, McLean, VA (Address of principal executive offices)		22102 (Zip Code)

Registrant’s telephone number, including area code: (703) 873-2000

Former name or former address, if changed since last report: Not applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

      On March 29, 2007, LCC International, Inc. (the "Company") announced it was unable to file its annual report for the fiscal year ended December 31, 2006 (the "2006 Form 10-K") by the prescribed date primarily due to the additional time involved in management completing its assessment of the effectiveness of its internal controls over financial reporting and in the Company's auditors, KPMG LLP, completing its audit of the Company's financial statements and the required testing and review relating to internal controls, in accordance with Section 404 of the Sarbanes Oxley Act of 2002. The Company previously indicated that it expected to complete the items needed to file the 2006 Form 10-K by April 30, 2007.

     The Company has determined that it will be unable to file its 2006 Form 10-K by April 30, 2007, as originally expected, due to the need for additional time and effort to complete the above-mentioned items.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.

Date: April 27, 2007	By:	/s/ Peter A. Deliso
Name: Peter A. Deliso Title: Senior Vice President and General Counsel